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                                  GE Commercial Distribution Finance Corporation
                                  625 Maryville Centre Drive, 3rd Floor
                                  Phone: 314.317.1700
                                  Fax: 314.317.1921


March 24, 2004

National City Bank
One South Broad Street, 13th Floor
Philadelphia, PA  19107


      Re:  ePlus Group, inc.
           -----------------


Dear Sir or Madam:

As you know, GE Commercial Distribution Finance Corporation ("we" or "CDF") provides financing to ePlus Technology, inc. ("Technology"). National City Bank, in its capacity as Administrative Agent for itself and other lenders party to the Second Amended and Restated Credit Agreement dated as of July 21, 2003, as amended ("you" or "Bank") provides financing to certain affiliates of Technology including ePlus Group, inc. ("Group"). From time to time, Group, in its capacity as agent on behalf of its customers, orders merchandise from Technology which is financed by CDF ("CDF-Financed Inventory"), for the purpose of leasing such CDF-Financed Inventory to customers of Group.

Group has agreed to guaranty Technology's obligations to CDF arising from such CDF-Financed Inventory, and to secure such guaranty with CDF-Financed Inventory, the purchase price of which has not been paid in full, and the proceeds thereof. Such guaranty is limited to recourse against such assets during the guaranty. CDF intends to file a financing statement or statements under the Uniform Commercial Code giving notice of a security interest in certain assets of Group as collateral security for Group's obligations under the guaranty.

By your signature below, you hereby acknowledge and agree that you will not assert any right, title or security interest in and to any of the following collateral, and any right, title or security interest that you could be deemed to possess in any of the following collateral is hereby subordinated to CDF: all CDF-Financed Inventory; all accounts, chattel paper, rental or lease payments and other amounts which are due or to become due to Group arising from the sale or lease of CDF-Financed Inventory; all judgments, claims, insurance policies and payments owed or made to Group thereon; all rights, powers and remedies (but none of the duties or obligations, if any) of Group in connection therewith; and all proceeds of any of the foregoing; provided, however, that such restriction shall terminate as to nay CDF-Financed Inventory and the related proceeds thereof at such time as Technology has received payment in full for such items of CDF-Financed Inventory at Technology's Lockbox at P.O. Box 630895, Baltimore, MD 21263-0895.

You acknowledge that the foregoing agreement is continuing, and that CDF may provide financing on the basis of this Agreement.

Sincerely,

GE COMMERCIAL DISTRIBUTION
FINANCE CORPORATION


/s/ DAVID MINTERT
-----------------
David Mintert
Vice President of Operations

Acknowledged and Agreed:


NATIONAL CITY BANK, as Administrative Agent


By: /s/ MICHAEL J. LABRUM
    ---------------------------------------
Name: Michael J. Labrum
Title: Senior Vice President
Date: March 24, 2004


cc: ePlus Technology, inc.
    ePlus Group, inc.


                                     WAIVER
                                     ------


THIS WAIVER, dated as of the 24th day of March, 2004 (the "Waiver"), is hereby given by the undersigned pursuant to Sections 6.3, 6.4, 6.13 and 6.17 of the Second Amended and Restated Credit Agreement, dated as of July 21, 2003, as amended (the "Credit Agreement"), by and among ePlus, inc. and its subsidiaries named therein ("ePlus"), the banking institutions signatories thereto (the "Banks"), and National City Bank, as Administrative Agent for the Banks under the Credit Agreement (the "Agent"). Terms which are capitalized but undefined herein shall have the meaning ascribed thereto in the Credit Agreement.

                              Preliminary Statement
                              ---------------------

     WHEREAS, ePlus Technology, inc. ("ePlus Technology"), a subsidiary of ePlus, is modifying their financing arrangement with GE Commercial Distribution Finance Corporation ("CDF") with regard to specific CDF financed inventory;

     WHEREAS, ePlus may from time to time purchase from ePlus Technology certain inventory, and ePlus has agreed to provide a limited guaranty of certain of ePlus Technology's obligations to CDF, to the extent that the purchase price of such inventory has not been paid in full (the "CDF Guaranty"); and

     WHEREAS, the repayment of any amounts owed pursuant to such CDF Guaranty and any other obligations of the Borrowers covered thereby (collectively, the "CDF Guaranty Obligations") will be secured by (and CDF will have recourse only against) the assets of ePlus purchased from ePlus Technology as to which the purchase price has not been paid; and

     WHEREAS, pursuant to Section 6.3 of the Credit Agreement, Borrowers have agreed to restrict the ability of ePlus to create, assume or to permit any lien on any of the Borrower's property or assets as determined pursuant to such Section; and

     WHEREAS, pursuant to Section 6.4 of the Credit Agreement, the Borrowers have agreed to restrict the ability of ePlus to guaranty the obligations any of its subsidiaries as determined pursuant to such Section; and

     WHEREAS, pursuant to Section 6.13 and 6.17 of the Credit Agreement, Borrowers have agreed to restrict the ability of the Borrowers to enter into certain transactions with its Affiliates or Non-Borrower Subsidiaries; and

     WHEREAS, in connection with the CDF Guaranty Obligations, the Borrowers have requested that i) the Agent and the Banks waive the limitations of Sections 6.3, 6.4, 6.13 and 6.17 as and to the extent provided herein and ii) the Agent and the Banks enter into a letter Agreement with CDF establishing the Banks' respective priority in the CDF financed inventory in the form of Exhibit A (the "Subordination Letter").

     NOW, THEREFORE, the undersigned Agent and the Banks hereby agree, on a one time basis, to waive the limitations of Sections 6.3, 6.4, 6.13 and 6.17 of the Credit Agreement for and solely to the extent that the CDF Guaranty Obligations violate the limitations imposed by such Sections.

     In addition, the undersigned Banks direct the Agent to execute and deliver the Subordination Letter in the form attached hereto as Exhibit A.

     The Waiver set forth above is granted precisely as written and shall not be deemed (i) to be a waiver of or a consent to, or amendment, supplement or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (ii) to prejudice any other right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.

     IN WITNESS WHEREOF, the Agent and the Banks have caused this Waiver to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

                          NATIONAL CITY BANK,
                          in its individual capacity and as Administrative Agent

                          /s/ MICHAEL J. LABRUM
                          ------------------------------------------
                          By: Michael J. Labrum

                          Title:  Senior Vice President


                          BRANCH BANKING AND TRUST COMPANY OF
                          VIRGINIA, a Virginia Banking Corporation

                          /s/ RONALD P. GUDBRANDSEN
                          -------------------------------------------
                          By: Ronald P. Gudbrandsen

                          Title:  Senior Vice President


                          BANK OF AMERICA, N.A.

                          /s/ JESSICA TENCZA
                          ------------------------------------------
                          By: Jessica Tencza

                          Title:  Vice President